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                                  EXHIBIT 99.2

                                 RISK FACTORS

     Purchasers of shares of our company should carefully consider the risk factors described below. If any of the following risks actually occurs, it could materially adversely affect our business, financial condition, and results of operations. The risks and uncertainties described below are not the only ones we are facing. While the risks described below are all the material risks of which we are currently aware, we may have other risks and uncertainties of which we are not yet aware or which we currently believe are immaterial that may also impair our business operations.

     This report contains forward-looking statements that involve risks and uncertainties. These forward-looking statements can be identified by the use of words such as: "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and their derivatives, opposites and similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks set forth below.

Diversification Strategy and Risk of Equity Investments in Other Entities

     Beginning in 1995, we diversified our operations away from making residential mortgage loans and we expanded into other commercial and consumer finance lending businesses. In connection with our diversification strategy, we significantly expanded several existing businesses and commenced several new businesses, including equipment leasing, non-conforming residential mortgage lending, franchise lending, asset-based commercial lending, sub-prime automobile lending, and participating in commercial loan syndication. We completed our diversification during 1998. Historically, we operated all of our subsidiaries on a decentralized management model, whereby we were highly dependent upon the management of each particular entity. In addition, when we spun out a division or a subsidiary in an initial public offering we had limited ability to impose financial and operating controls, although we continued to hold a substantial equity interest. We account for our interest in these entities pursuant to the equity method of accounting, which means that our operating results are directly impacted by the financial performance of these entities.

     In November 1995, as part of our diversification, we transferred our conforming residential lending business to Impac Mortgage Holdings, Inc. ("IMH") and agreed to be IMH's manager. In June 1996, we completed an initial public offering of Southern Pacific Funding Corporation, ("SPFC"), our former non-conforming residential mortgage subsidiary. In October 1997, we sponsored and participated in the initial public offering of Imperial Credit Commercial Mortgage Investment Corporation ("ICCMIC") by purchasing shares of ICCMIC and selling ICCMIC a portion of its initial investments, we also agreed to be ICCMIC's manager. In November 1997, we completed an initial public offering of Franchise Mortgage Acceptance Company ("FMC"), our former franchise lending subsidiary. In March 1997, we acquired Auto Marketing Network, Inc. ("AMN"), our since discontinued sub-prime automobile lending subsidiary. In October 1997, we acquired the assets of PrinCap Mortgage Warehouse, Inc. and PrinCap Mortgage Backed L.P., which we contributed to Southern Pacific Bank ("SPB") to form its PrinCap Mortgage Warehouse subsidiary ("PMW"). In December 1997, we agreed to terminate our management agreement with IMH, for $44.4 million of consideration including 2,009,310 shares of IMH's common stock. In July 1998, we acquired Statewide Documentation, Inc., a loan documentation and loan closing services provider.

     Our operating results for the quarters ended September 30 and December 31, 1998 and the year ended December 31, 1998 were adversely affected by the decline in the market price of our equity interests in SPFC, IMH and ICCMIC, the loss from discontinued operations of AMN and hedging losses incurred by FMC and we incurred substantial non-cash charges to earnings.

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  These non-cash charges have not only adversely affected our current operations and the market price of our common stock but may also restrict our ability to raise necessary liquidity in the future.

  During the third quarter of 1998, several specialty finance companies experienced a significant decrease in liquidity because of the deterioration of the mortgage-backed securities market and margin calls made by third party
lenders on such companies' financings and warehouse facilities.   Margin calls
result when lenders deem the market value of the collateral securing financings to be below the required percentage of borrowings and require the borrower either to reduce the amount of borrowings under the financing facilities or to provide them with additional equity or collateral to secure the borrowing. Largely as a result of the state of the subprime mortgage industry, SPFC faced significant margin calls, was required to sell its mortgage assets on a bulk basis, incurred significant losses and exhausted its liquidity. On October 1, 1998, SPFC filed a petition for bankruptcy with the U.S. Bankruptcy Court for the District of Oregon, and ceased most operations. We wrote off $82.6 million which comprised our entire investment in and loans to SPFC.

  Our company and certain of our executive officers and directors are named as defendants in several alleged securities fraud class-action lawsuits arising out of the bankruptcy of SPFC and the decline in the market price of our common stock. This litigation could result in substantial costs and a diversion of our management's attention and resources.

  The negative perception of the mortgage industry in general adversely affected the market price of ICCMIC's stock. Both FMC and IMH were required to recognize losses in connection with their operations. FMC's losses were primarily a result of hedging losses. The closing price of FMC's common stock on the NASDAQ National Market was $8.38 per share on May 20, 1999, a substantial decline from its all time high of $27.13 in the second quarter of 1998. The closing price of IMH's common stock on AMEX was $5.38 per share on May 20, 1999, a substantial decline from its price at December 31, 1997, the date of the termination of the management agreement. The closing price of ICCMIC's common stock on the NASDAQ National Market was $10.31per share on May 20, 1999, a substantial decline from its all time high of $16.63 in the first quarter of 1998. As a result of these declines, we wrote down an aggregate of $37.5 million of our investments in IMH and ICCMIC for the year ended December 31, 1998.

  For the year ended, December 31, 1997, we fully amortized the goodwill of $20.8 million related to the AMN acquisition. In July 1998, we discontinued the operations of AMN and during the 1998 third quarter we recorded a loss on disposal of AMN of $11.3 million.

  We cannot assure you that our operations will not continue to be adversely affected by our equity interests in our operating subsidiaries or that we will not be subject to other lawsuits resulting from our investments.

  Our short-term focus is to build upon our existing core businesses and de-emphasize or divest ourselves of under-performing operations. We regularly consider the potential sale of certain of our assets, subsidiaries or lines of business. To refocus our operations in higher yielding business opportunities, we may consider possible sales of certain of our assets which may include certain of our equity interests. However, as of May 24, 1999, we have no formal agreements regarding any such sale other than the planned acquisition of our 38.4% ownership in FMC by Bay View Capital Corporation, and our senior debt indentures restrict our ability to negotiate certain sales of our assets. We do not know if we will be able to sell these assets profitably or at all. Should we acquire or start any new businesses in the future, we would seek to either retain control of the day-to-day operations of any significant subsidiary or substantially divest ourselves of our holdings in such subsidiary should it conduct a public offering. We cannot assure you that our refocused business strategy will prove successful, that we can successfully manage any such new businesses or that we will not again sustain losses equal to or greater than those we suffered in 1998.

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Our Profitability May Be Adversely Affected by Cyclical Economic Conditions and
Fluctuations in Interest Rates

  Our businesses may be adversely affected in any economic slowdown or recession. Periods of economic slowdown or recession may be accompanied by decreased demand for commercial credit and declining real estate and other asset values. In the secured lending business, any material decline in collateral values increases the loan-to-value ratios of loans previously made and leases we previously entered into. This weakens collateral coverage and increases the possibility of a loss in the event of a default.

  Our businesses may be adversely affected in any economic slowdown or recession. Periods of economic slowdown or recession may be accompanied by decreased demand for commercial credit and declining real estate and other asset values. In the secured lending business, any material decline in collateral values increases the loan-to-value ratios of loans previously made and leases we previously entered into. This weakens collateral coverage and increases the possibility of a loss in the event of a default.

Fluctuations in Interest Rates May Adversely Affect Our Operating Results

  Our operations may be adversely affected by rising and falling interest rates. Higher interest rates may discourage existing potential borrowers from refinancing or increasing existing credit facilities, or establishing new credit facilities and may lead to a reduction in the average size of loans and leases. This may decrease the amount of financing opportunities available to our operations and decrease the demand for warehouse financing provided by our warehouse lending operations to loan originators. If short-term interest rates exceed long-term interest rates, there is a higher risk of increased loan prepayments, as borrowers may seek to refinance their loans at lower long-term interest rates. Increased loan prepayments could lead to a reduction in the number of loans we service, the fees we receive for loan servicing, our loan servicing income and the value of our securitization related assets.

  We are subject to the risk of rising interest rates between the time we commit to purchase or originate loans at a fixed price and the time we sell or securitize those loans. An increase in interest rates will generally result in a decrease in the market value of loans that we have committed to originate or purchase at a fixed price, but have not yet hedged, sold or securitized.

Risks of Repricing of Assets and Liabilities

  Our principal source of revenue is net interest income, which is the difference between the interest we earn on our interest earning assets and the interest we pay on our interest bearing liabilities. The rates we pay on our borrowings and deposits are independent of the rates we earn on our assets and may be subject to more or less frequent periodic rate adjustments. Therefore, we could experience a decrease in net interest income or a net interest loss because the interest rates on our borrowings and deposits could increase faster than the interest rates on our assets. In an extreme interest rate environment, if our net interest spread were to become negative, we would be paying more interest on our borrowings and deposits than we would be earning on our assets and we will be exposed to a significant risk of loss.

  Additionally, the rates paid on our borrowings and the rates received on our assets may be based upon different indices, (i.e., LIBOR, U.S. Treasuries, etc.). If the index used to determine the rate on our borrowings increases faster or decreases more slowly than the index used to determine the rate on our assets, we will experience a declining net interest spread which will have a negative impact on our profitability.

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Our Prior History is Not Reflective of Future Performance

  Our historical financial performance is of limited relevance in predicting our future performance. Although our loan and lease originations and total revenues have grown substantially since we commenced our newly diversified operations in 1995, we:

    .     had a net loss for the year ended December 31, 1998
    . have de-emphasized or divested ourselves of several under-performing operations, and
    . own less than a controlling interest in certain former significant subsidiaries.

    Our future operating results will depend largely upon our ability to expand our loan and lease origination operations, asset management and investment business and our brokerage and corporate finance businesses. We cannot assure you that we will be able to successfully grow or that our operations will be profitable in the future. We cannot assure you that any prior rates of growth can be sustained or that they are indicative of future results.

Our Quarterly Operating Results May Fluctuate

    Our results of operations, and more specifically our earnings, may significantly fluctuate from quarter to quarter based on several factors, including:

    .     changes in the amount of loans and leases we originate
    . differences between our cost of funds on borrowings and deposits and the average interest rates earned on originated loans
    . performance of those entities in which we hold equity interests, including the inability or decisions of such entities not to complete significant bulk whole loan/lease sales or securitizations in a particular quarter
    .     problems generally affecting the specialty finance sector

    To the extent we again come to rely on the securitization market, a delay in closing a particular loan or lease sale or securitization would increase our exposure to interest rate fluctuations by lengthening the period during which we hold our loans or leases. In such event, if we were unable to sell a sufficient number of loans or leases at a premium during a particular reporting period, our revenues for that period would decline, which could have a material adverse effect on our operations. As a result, our stock price could also fluctuate.


Our Share Prices Have Been and May Continue to be Highly Volatile

  The market price of our common stock has been extremely volatile. During the year ended December 31, 1998, our stock reached a high of $27.38 in the first
quarter of 1998 and a low of $3.38 in the fourth quarter of 1998.   On May 20,
1999, the closing sales price was $8.50. The market price of our common stock is likely to continue to be highly volatile and could be significantly affected by factors including:


    .     actual or anticipated fluctuations in our operating results
    . actual or anticipated fluctuations in the operating results of those entities in which we hold equity interests
    . the market price of the common stock of those publicly traded companies in which we hold equity interests
    .     interest rates
    .     prepayments or defaults on loans
    .     valuations of securitization related assets

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    .     cost of funds
    .     availability of liquidity
    .     volatility in the secondary market
    .     general market conditions

  In addition, significant price and volume fluctuations in the stock market have particularly affected the market prices for the common stocks of specialty finance companies such as ours. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock.

  If we fail to meet the expectations of securities analysts or investors in a future quarter, the market price of our common stock could be materially adversely affected.

Our Success is Highly Dependent Upon Our Management

  We depend upon our senior management to operate our business successfully. The loss of the services of one or more of the members of our senior management could have a material adverse effect upon our business and development. We conduct a substantial amount of our business through a number of subsidiary companies operated by individual management teams. In each subsidiary, there are key personnel, the loss of whom may have a temporary adverse effect on that subsidiary. We believe that our ability to successfully manage the growth of our subsidiaries as well as our company is due in part to our ability to retain and attract highly skilled and qualified personnel. We cannot assure you that key personnel will not depart, or that their departure would not have adverse consequences to the operations of our company or any of our subsidiaries.

We are Subject to Government Regulation

  Certain of our subsidiaries operate in a highly regulated environment and are subject to supervision by several governmental regulatory agencies, including the Federal Deposit Insurance Corporation (the "FDIC"), the California Department of Financial Institutions (the "DFI") and the SEC. Laws and regulations currently applicable to our subsidiaries may change. We do not know if future changes to these laws and regulations will adversely affect our business.

  Various regulations and supervision are primarily for the benefit and protection of our customers. Such regulation and supervision affect the operation of our businesses. For example, state laws and federal laws require certain capital maintenance and leverage ratios at SPB. If we do not comply with applicable laws, SPB's ability to do business could be restricted, revoked or suspended. We also could be adversely affected by the adoption of new laws or regulations or by changes to existing laws and regulations or their
interpretation.   Except as set forth below, we believe that we are in
compliance in all material respects with applicable local, state and federal laws, rules and regulations.

  SPB, as a California chartered industrial bank with deposits insured by the Bank Insurance Fund of the FDIC, is subject to extensive federal and state governmental supervision, regulation and control, including regulation by the FDIC and the DFI. Future legislation and government policy could adversely affect the industrial banks, including SPB. We cannot predict the full impact of such legislation and regulation. In addition, federal and state laws impose standards with respect to, and regulatory authorities have the power in certain circumstances to limit or prohibit, transactions between our company and SPB and between SPB and our other affiliates, the growth of SPB's assets and liabilities and the payment of dividends from SPB to our company, among other things. SPB is also required to maintain capital ratios in accordance with regulatory requirements.

  The FDIC completed an information systems examination of SPB in May 1998, and the FDIC and DFI completed a joint examination of SPB for the period ending March 31, 1998. As a result of the examinations, the FDIC, DFI and SPB have entered into two written memoranda of understanding addressing deficiencies identified

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by the FDIC and DFI in SPB's accounting systems and controls, and perceived deficiencies in SPB's Year 2000 readiness and contingency planning. While we believe that SPB has satisfactorily addressed at this time the major items of regulatory agency concern, the FDIC and DFI have broad enforcement remedies which they may take against SPB, any of which may have a material adverse impact on our financial condition and operations.

  You may refer to the "Business - Industrial Bank Operations" section of our Annual Report on Form 10-K for the year ended December 31, 1998 for a fuller description of these matters.

Competition May Adversely Affect Us

  Our markets are highly competitive and are characterized by factors that vary based upon product and geographic region. In recent years, an improving economy and growing marketplace liquidity have increased competition. The markets for most of our products are characterized by a large number of competitors. However, with respect to some of our products, competition is more concentrated.

  Our competitors include other finance companies, commercial banks and thrift institutions, industrial banks, leasing companies, insurance companies, manufacturers and vendors. On a local level, we compete with community banks and smaller finance and mortgage companies. Some of our competitors have substantial local market positions that are stronger than ours. Many of our competitors have substantial capital and technological and marketing resources. Some of these competitors are larger than we are and may have access to capital at a lower cost than we do.

  We compete primarily on the basis of pricing, service, terms and structure. From time to time, our competitors seek to compete aggressively on the basis of these factors. We may lose market share if we are unwilling to match our competitors' pricing, service, terms and structure. If we match our competitors' pricing, terms or structure, we may experience lower net income and/or increased credit losses.

Risks Related to Commercial Business Lending

  Although commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation value of these assets in the event of a borrower default may be an insufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use.

  Since we currently hold for investment a majority of the loans which we originate through Coast Business Credit ("CBC"), SPB's asset-based lending division, we retain the credit risk on these instruments including risks of borrower default.

  Prepayments of Commercial Business Loans May Adversely Affect CBC's Operations. To reduce its exposure on prepayment, CBC generally prohibits its commercial borrowers from prepaying their loans for a period of time and collects prepayment fees from the borrowers for early prepayment. However, commercial business loan prepayment rates vary from time to time which may change the anticipated amount of our net interest income. Prepayments on commercial business loans are affected by the terms and credit grades of the loans and general economic conditions. If the loans prepay, CBC would receive prepayment fees but would lose the opportunity to earn interest at that rate over the expected life of the loans.

  Such prepayment restrictions can, but do not necessarily, provide a deterrent to prepayments. In addition, the borrower on a commercial business loan may not be able to pay all or a portion of any required prepayment charges. This may occur where the prepayment results from acceleration of the commercial business loan following a payment default. At the time any prepayment charges are required to be made in connection with a defaulted commercial business loan, foreclosure or other collateral proceeds may not be sufficient to make such payments.

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We also do not know that the obligation to pay such prepayment charge will be enforceable under applicable law in all circumstances.

     Dependence on Small and Mid-Size Borrowers. CBC originates commercial business loans typically to small and medium size commercial businesses located primarily within California. Small commercial loans may entail a greater risk of non-performance and higher delinquencies and losses than loans to larger business. Since small to mid-size businesses are typically privately-owned, there is generally no publicly available information about such companies and CBC must rely on the diligence of its employees and agents to obtain information about these companies. As a result, CBC is subject to risks of borrower fraud or misrepresentation. Also, the success of small and medium sized businesses depends on the management talents and efforts of a small group of persons. The death, disability or resignation of one or more of these persons could have a material adverse impact on that company. Also, small and medium sized business:

          .    frequently have smaller market shares than their competition

          .    may be more vulnerable to economic downturns

          .    often need substantial additional capital to expand or compete

          .    may experience substantial variations in operating results.

     Any of these may have an adverse effect on a borrower's ability to repay a loan.

     Asset Valuation. CBC's loans are underwritten in accordance with CBC's underwriting guidelines which permit borrowers to borrow up to a specified percentage of the value of their accounts receivable, inventory and other business assets pledged as collateral in connection with the loans. The value of the accounts receivable is derived from a formula based upon the age and collectibility of the accounts and their revenues and cash flows. We cannot assure you that CBC's valuations actually reflect amounts that we could realize upon a current sale of the accounts receivable, inventory and other business assets.

CBC's Concentration on the Technology Sector May Expose CBC to Industry Cycles and Other Industry Related Risks

     CBC has historically concentrated its lending efforts in the technology industry. To effectively market their products and attract and retain qualified personnel, high technology businesses have to respond rapidly to:

          .    competitive developments
          .    technological changes
          .    new product introductions
          .    changing client needs
          .    evolving industry standards

     Borrowers' products and services could be rendered obsolete and unmarketable by any of these factors and they would not be able to repay their loans. In addition, technology evolves rapidly and inventory and other business assets could become obsolete, impairing the value of the inventory securing the loans. A material decrease in borrowers' sales or the value of their accounts receivable and inventory could impair their ability to repay their loans and our results of operations could be adversely affected.

Risks Related to the Income Property Lending Division of SPB

Risks of Originating and Investing in Commercial Mortgages

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     Risk of Borrower Defaults. During the time we hold commercial mortgages for investment or for sale we are subject to risks of borrower defaults, bankruptcies and losses that are not covered by insurance (such as those occurring from earthquakes). Commercial mortgage lending is generally viewed as a greater risk than residential mortgage lending partly because it typically involves larger loans. Further, the repayment of commercial mortgages secured by income-producing properties is typically dependent upon the tenant's ability to meet its obligations under the lease relating to the property. A borrower default may subject us to a loss on the mortgage.

     Profitability of Property. Profits of commercial properties are dependent on the performance and viability of the property. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the borrower so that maintenance and capital improvements can be carried out in a timely fashion. All of these factors may impact the borrower's ability to make payments under the commercial mortgage, which may adversely affect the timing and amount of payments we receive with respect to the commercial mortgages. There is no assurance that property underlying a commercial mortgage will produce a profit.

     Foreclosure. Some of our commercial mortgages may be non-recourse to the borrower. In the event of foreclosure on a commercial mortgage, we may experience a loss if the value of the property and other collateral securing the commercial mortgage is less than the unpaid amount on the mortgage. Also, we may experience costs and delays involved in enforcing rights of a property owner against tenants in default under the terms of their leases. These factors may adversely affect the timing and amount of payment we receive on foreclosed commercial mortgages.

     Risks of Balloon Payments. A certain percentage of our commercial mortgages have a balloon payment due at maturity. These loans involve a greater risk than loans which are paid off gradually in equal installments since the ability of a borrower to pay such amount will normally depend on its ability to fully refinance the commercial mortgage or sell the related property at a price sufficient to permit the borrower to make the balloon payment.

     Environmental Risks May Adversely Affect Value of Underlying Commercial Mortgages. Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of the property. If we are or become liable, we can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. If we become responsible, environmental clean-up costs may be substantial.


     The Value of Our Commercial Mortgages may Be Adversely Affected Due to the Underlying Commercial Properties. The ability of a borrower to meet the obligations under a commercial mortgage and to make timely and sufficient payments on the mortgage are affected by several factors depending on the type of commercial property. These factors include the ability to lease, renew and relet the space, regional and national economic conditions and increased costs of operating a property.


     Risk in Reduction in Demand For Commercial Loans

     The availability of these commercial loans is dependent in part upon the size and level of activity in the commercial lending market which is affected by:

          .    interest rates
          .    regional and national economic conditions
          .    fluctuations in commercial and multifamily property values
          .    fluctuations in business values
          .    general regulatory and tax developments

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     If our loan originations, participations or purchases decrease, we could have:

          .    decreased economies of scale
          .    higher origination costs per loan
          .    reduced fee income
          .    smaller gains on the sale of loans

Risks Related to Warehouse Lending

     Volatile Nature of Mortgage Industry

     Through PMW, we offer short-term warehouse and repurchase financing facilities to third party mortgage bankers. These third parties use these facilities for their purchase of residential mortgage loans until they are able to sell the loans. Some of our borrowers rely on the secondary market to sell or securitize loans they originate. During the first quarter of 1999 and the third and fourth quarters of 1998, some of our borrowers had difficulty selling their loans on a profitable basis. If such borrowers were unable to make timely payments on their borrowings from us we may incur losses. Also, the value of the collateral underlying our warehouse loans may decrease as a result of the large number of mortgage loans available for sale in the secondary market and increases in interest rates. We may be required to make margin calls on certain of our lines to further secure the borrowings. We cannot assure you that our borrowers would be able to meet these margin calls or that any such margin calls will not adversely affect their operations. While we have experienced minimal losses to date from our warehouse lending operations, we cannot assure you that the volatility in the mortgage industry will not affect these operations.

     Also, many mortgage brokers have reduced their reliance on warehouse facilities to decrease their exposure to future margin calls. This reduced demand for warehouse lines may adversely affect our operations.

     We Undertake Additional Risks in Providing Warehouse Financing

     As a warehouse lender, we lend money to mortgage bankers on a secured basis and are subject to many risks including fraud, borrower default and bankruptcy. Any of these could result in credit losses for us. Our claims as a secured lender in a bankruptcy proceeding may be subject to adjustment and delay.

Risks Related to Imperial Business Credit

     Ability to Sustain Increasing Volume of Receivables

     Imperial Business Credit, Inc. ("IBC") depends on its capacity to attract, evaluate, finance and service increasing volumes of leases of suitable yield and credit quality to sustain its growth. Accomplishing this on a cost-effective basis is largely a function of IBC's ability to:

          .    market its products effectively,
          .    manage the credit evaluation process to assure adequate portfolio quality,
          .    provide competent, attentive and efficient servicing and
               collection, and
          .    maintain access to institutional financing sources to achieve an acceptable cost of funds for its financing programs.

     Dependence on Creditworthiness of Lessees

     IBC acquires and originates equipment leases with a wide range of purchase prices for small and medium size

                                       9
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commercial businesses located throughout the United States. Small business leases and leases to highly cyclical businesses generally entail a greater risk of non-performance and higher delinquencies and losses than leases entered into with larger, more creditworthy lessees or lessees in less cyclical businesses. If IBC's lessees do not comply with the terms of their leases, then the leases will not qualify to serve as collateral under IBC's warehouse facilities and securitization programs, which could have a material adverse effect on our operations. Additionally, if IBC's delinquencies and defaults exceed IBC's targeted credit losses, IBC's ability to obtain financing and effect securitization transactions would be adversely affected. This may have a material adverse effect on our business, financial condition and results of operations.

     Risk of Economic Downturn

An economic downturn could result in:

          .    a decline in the demand for some of the types of equipment which
               IBC finances,
          .    a decline in originations of leases,
          .    an inability to obtain capital to fund lease originations,
          .    an inability to complete securitizations,
          .    an increase in delinquencies and defaults by lessees,
          .    a decrease in the value of the equipment underlying the leases and the residual interest in the equipment.

     These results could have a material adverse effect on our business, financial condition and results of operations.

     Risk of Loss of Residual Value

     IBC retains a residual interest in the equipment covered by certain of its leases. The estimated fair market value of the equipment at the end of the contract term of the lease, if any, is reflected as an asset on IBC's balance sheet. Results of operations depend, to a limited degree, upon its ability to realize such residual value. Realization of residual values depends on many factors outside our control including:

          .    general market conditions at the time of expiration of the lease,
          .    unusual wear and tear on, or use of, the equipment,
          .    the cost of comparable new equipment,
          .    the extent to which the equipment has become technologically or economically obsolete during the contract term, and
          .    the effects of any additional or amended tax or accounting rules.

Risks Related to Investment Banking and Brokerage Activities

     Volatile Nature of the Securities Business

     The securities business is, by its nature, subject to significant risks, particularly in volatile or illiquid markets. These risks include the risks of:

          .    trading losses
          .    counterparty failure to meet commitments
          .    employee, customer or issuer fraud
          .    errors and misconduct
          .    litigation
          .    losses resulting from the ownership or underwriting of securities

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

     Imperial Capital Group, LLC's ("ICG") principal business activities are retail securities brokerage, investment banking and investment advisory services. These businesses are highly competitive and subject to various risks, volatile trading markets, and fluctuations in the volume of market activity. The securities business is directly affected by many broad factors, including:

          .    economic and political conditions
          .    legislation and regulation affecting the business and financial communities
          .    inflation
          .    the availability and cost of short-term or long-term funding and capital
          .    broad trends in business and finance
          .    currency values
          .    market conditions
          .    the credit capacity or perceived creditworthiness of the
               securities industry in the marketplace
          .    interest rate levels and volatility

     These and other factors can contribute to lower price levels for securities and illiquid markets. Lower price levels of securities may result in:

          . reduced securities transactions volumes, with a correlative reduction in commission revenues,
          . losses from declines in the market value of securities held in trading, investment, and underwriting positions, and
          . reduced management fees calculated as a percentage of assets managed.

     In low volume periods, ICG's profitability levels are further adversely affected because certain expenses remain relatively fixed. Sudden sharp declines in securities market values and the failure of issuers and counterparties to perform their obligations can result in illiquid markets. This in turn can make it difficult for ICG to sell securities, hedge its securities positions, and invest funds under its management. These negative market conditions, if prolonged, may also lower ICG's revenues from investment banking and other activities with corresponding effects on our results of operations. As a result of the varied risks associated with the securities business, which are beyond ICG's or our control, ICG's commissions and other revenues could be adversely affected. Revenue reductions and losses resulting from securities underwriting or ownership could have a material adverse effect on ICG's results of operations and financial condition with corresponding effects on our results of operations. In addition, ICG's revenues and operating results may fluctuate from quarter to quarter and from year to year because of these risks.


Risks Associated With Advisory Services

     Our advisory and asset management services may be materially adversely affected by events impacting our client's industry sectors generally. In particular, in industries experiencing significant consolidation activity, as companies merge or are acquired our current or prospective clients may be acquired, and their assets may subsequently be managed by the combined company's internal staff or by another external manager. In such event, our advisory services business could be materially affected. Also, as a greater percentage of assets shift to internal management, additional opportunities to capture externally managed assets may be limited.

     We may be subject to conflicts of interest in rendering advisory services to the subject entity, including being permitted to engage in activities which may conflict with those of the entity. However, we will not have management control over the subject entity and will not be able to control the activities or operations of the subject entity. We cannot assure you that any conflicts of interest will not result in a loss to either us or the subject entity.

Risks Associated With Investment Activities

     As part of our investment and advisory business, we invest in a variety of securities for investment purposes. There are certain types of risks inherent in the securities and in our investment techniques. Because of these risks, the value of the securities held by us may fluctuate. Certain investments are more susceptible to these risks than others.

     Credit Risk. This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

     Leverage Risk. This is the risk associated with securities or practices that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.

     Hedging. When a derivative (a security whose value is based on another security or index) is used as a hedge against movements in value of a position that an entity also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and underlying security or loan, and we cannot assure you that our hedging strategies and transactions will be effective.

     Speculative Positions. To the extent that a derivative is not used as a hedge, we are directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.

     Liquidity Risk. This is the risk that certain securities may be difficult or impossible to sell at the time and the price that would normally prevail in the market. We may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on our investment performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

     Management Risk. This is the risk that an investment strategy used by us may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.

     Market Risk. This is the risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. There is also the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Also, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities.

     Political Risk. This is the risk of losses attributable to unfavorable government or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war.

     Foreign Investment Risk. This is the risk associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments. This also includes the risk that fluctuations in the exchange rates

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

between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk.

     Prepayment Risk. This is the risk that the principal repayment of a security will occur at an unexpected time, especially the repayment of a mortgage or asset-backed security which occurs either significantly sooner or later than expected. Changes in pre-payment rates can result in greater price and yield volatility. Prepayments generally accelerate when interest rates decline. When mortgage and other obligations are prepaid, we may have to reinvest in securities with a lower yield. Further, with early prepayment, we may fail to recover any premium paid, resulting in an unexpected capital loss.

     Tax Risk. This is the risk that the issuer of the securities will fail to comply with certain requirements of the Internal Revenue Code, which would cause adverse tax consequences.

     Regulatory Risk. This is the risk associated with Federal and state law which may restrict the remedies that a lender has when a borrower defaults on loans or leases. These laws include restrictions on foreclosures, redemption rights after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws.

     Zero Coupon Risk. The market prices of securities structured as zero coupon or pay-in-kind securities are generally affected to a greater extent by interest rate changes. These securities tend to be more volatile than securities which pay interest periodically.

Risks Related to Our Investment in FMC

Certain of FMC's Underwriting Requirements and Risks May Adversely Affect Credit
     Quality.

     Business Valuation. FMC's loans are underwritten in accordance with FMC's underwriting guidelines which permit borrowers to borrow up to a specified percentage of the value of the business unit and, in certain instances, the real estate pledged as collateral in connection with the loans. The value of the business unit is derived from a formula based upon the business concept and the revenues and cash flows generated by the business unit from its operations, as well as a valuation for each loan performed by an independent third-party hired by FMC. However, there can be no assurance that FMC's valuations actually reflect an amount that could be realized upon a current sale of a borrower's business unit and related personal and real property. In addition, in the event of a default by a particular borrower, there may be factors present that reduce the revenues or cash flow derived at the location and the value of the enterprise.

     Credit Risks Associated with Loans Not Securitized or Sold. Certain of FMC's loans and leases may not be readily saleable or securitizable, or may be saleable or securitizable only after the individual loan or lease portfolio performance characteristics become apparent over time. To the extent that such loans and leases are not sold or securitized, FMC must fund such assets with borrowings or internally generated funds and bears the entire credit risk associated with such assets. FMC's inability ultimately to sell or securitize substantially all of the loans and leases it originates has had and would in the future have a material adverse effect on FMC's business and results of operations.

     Franchise Termination; Nonrenewal. A borrower's franchise agreement may be subject to termination in the event of default after applicable cure periods. Default provisions under franchise agreements are generally drafted broadly, and include, among other things, failure to meet operating standards, actions which may threaten licensed intellectual property, and investments by principals in a competitive business. There is no assurance that the borrowers will not default under their respective franchise agreements, or that the borrowers will be able to satisfy the requirements for renewal of the franchise agreement for an additional term. In the event a franchise agreement terminates, the related borrower would not be able to continue to operate the business unit. The termination or nonrenewal of the franchise agreement likely will result in a borrower's inability to satisfy its obligations under the loan and a substantial decrease in the value of the collateral securing such obligations. License agreements by borrowers on FMC's retail energy loans may contain similar provisions.

     Balloon Payment at Maturity and Extension Increases Lender Risks. FMC may from time to time originate loans with a balloon payment due at maturity. The ability of a borrower to pay such amount will normally depend on its ability to fully refinance the loan or sell the business unit and related property at a price sufficient to permit the borrower to make balloon payments. The ability of a borrower to refinance will be affected by a number of factors, including,

          .    the value of the related property
          .    the financial condition and operating history of the borrower and the related property limitations on transfer imposed by franchise or license agreements
          .    the strength of the commercial real estate market
          .    tax laws and
          .    general economic conditions.

The Value of Our Portfolio of Securitization Related Assets is Subject to
     Fluctuation

     We invest in asset or mortgage backed securities known as "interest-only," "principal-only," residual interest and subordinated securities. These securities are generally created through our own securitizations, but may include those of third parties. Investments in residual interest and subordinated securities are riskier than investments in senior asset-backed securities because these subordinated securities bear all credit losses prior to the related senior securities. On a percentage basis, the risk associated with holding residual interest and subordinated securities is greater than holding the underlying loans or leases. This is due to the concentration of losses in the residual interests and subordinated securities.

     We estimate future cash flows from these securities and value them utilizing assumptions concerning:

          .    discount rates
          .    prepayments and
          .    credit losses

     If our actual experience adversely differs from our assumptions we would be required to reduce the value of these securities and record a non-cash charge to operations. The market for our asset-backed securities is extremely limited and we cannot assure you that we could sell these securities at their reported value or at all. Also, we may never recoup our initial investment in these securities.

     We also bear the risk of loss on any asset-backed securities we purchase in the secondary market. If third parties have been contracted to insure against these types of losses, we would be dependent in part upon the creditworthiness and claims paying ability of the insurer and the timeliness of reimbursement in the event of a default on the underlying obligations. The insurance coverage for various types of losses is limited, and we bear the risk of any losses in excess of the limitation or outside of the insurance coverage.

     In addition, we may not obtain our anticipated yield or we may incur losses if the credit support available within certain asset-backed securities is inadequate due to unanticipated levels of losses, or due to difficulties experienced by the credit support provider. Delays or difficulties encountered in servicing asset-backed securities may cause greater losses and, therefore, greater resort to credit support than was originally anticipated. This may also cause a rating agency to downgrade certain classes of our securities.

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

Our Substantial Indebtedness Could Adversely Affect the Financial Health of Our Company and Prevent Us From Fulfilling Our Existing Obligations

     We have a significant amount of indebtedness. At March 31, 1999, our total indebtedness (excluding deposits and borrowings at SPB totaling $1.6 billion) was $302.4 million and our total shareholders' equity was $241.5 million.

     Our significant leverage could adversely affect our operations by:

          . impairing our ability to obtain additional financing for acquisitions or operations ;
          . decreasing funds available for working capital, capital expenditures, and general corporate or other purposes;
          . diverting a substantial portion of our cash flow from operations to debt service; and
          . imposing restrictive financial and operating covenants on our operations.

     Our senior debt indentures contain certain covenants that restrict our ability to:

          .    incur additional indebtedness,
          .    issue preferred stock,
          .    incur liens,
          .    pay dividends or make certain other restricted payments,
          .    consummate certain asset sales,
          .    enter into certain transactions with affiliates,
          .    merge or consolidate with any other person, or
          .    sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets .

     Our senior debt indentures also require us to satisfy certain financial condition tests. Our ability to meet those financial condition tests can be affected by events beyond our control. A breach of any of these covenants could result in a default under our senior debt indentures. If we default under these indentures, we could be required to repay any amount outstanding which could require us to liquidate the company in the absence of alternative financing.

Potential Losses Related to Recourse Obligations

     Asset-backed securities issued in connection with our securitizations have been non-recourse to us, except in the case of a breach of standard representations and warranties made by us when the loans are securitized. While we have recourse against the sellers of loans and leases, we cannot assure you that they will honor their obligations. In the past we have engaged (and may in the future engage) in bulk whole loan/lease sales pursuant to agreements that provide for recourse by the purchaser against us. In some cases, the remedies available to a purchaser of loans and leases from us are broader than those available to us against those who sell us these loans and leases. If a purchaser exercises its rights against us, we may not always be able to enforce whatever remedies we may have against our sellers.

Effect of Secondary Markets

     Historically, as part of our strategy, we sold substantially all of our loans and leases through securitization or whole loan sales, except loans held for investment by SPB. These securitizations were primarily conducted by SPB, SPFC, FMC and AMN. We do not currently rely on securitizations as part of our business strategy. However, as we expand into new businesses we may again become affected by risks associated with the securitization market. Our ability to complete any future securitizations will be dependent upon general conditions in the securities and secondary markets and the credit quality of the loans and leases. We may not always be able to profitably access the securitization market to sell our loans and leases. Our future cash flows could be negatively impacted if we cannot access this market when necessary.

     In addition, delays in closing sales of our loans will increase our risk by increasing the warehousing period for the loans, further exposing our company to credit risk. If we are unable to profitably complete securitizations or whole loan sales as required, we will have to utilize other sources of financing which may be on less favorable terms or not available at all.

Our Preferred Share Purchase Rights May Discourage Takeover Attempts

     In October 1998, we distributed preferred share purchase rights to our shareholders. Each share of our common stock has a preferred share purchase right attached to it. The rights will become exercisable under certain specified circumstances involving the acquisition of or tender offer for 15% or more of our issued and outstanding shares of common stock (25% or more for any person or group currently holding 15% or more of our common stock). Our board may also reduce the ownership levels to 10%. The rights may discourage hostile attempts to take over our company by causing substantial dilution to a person or group that attempts to acquire our company on terms that our board of directors has not approved.

Our Preparedness for the Year 2000

     The Year 2000 issue (commonly referred to as "Y2K") is the result of computer programs being written using two digits, rather than four digits, to define the applicable year. The Y2K issue, which is common to most corporations, concerns the inability of information and other systems, primarily (but not exclusively) computer software programs, to properly recognize and process date-sensitive information as the year 2000 approaches. This problem could produce miscalculations, generate erroneous data or even cause a computer system to fail.

     Our operations rely heavily upon computer systems for our daily operations, particularly including the accurate processing of financial records. Although we have undertaken measures to evaluate and test our information systems functions, we do not know if all of our vendors and borrowers will solve such issues in a successful and timely fashion. If our company, our vendors, or our borrowers do not solve such issues in a timely manner, the Y2K issue could have a material adverse impact on our businesses, financial condition, results of operations and cash flows.

     Bank regulatory agencies have issued additional guidance under which they are assessing Y2K readiness. In its 1998 examination of SPB, the FDIC concluded that SPB's Y2K preparedness and contingency planning was in need of improvement and required SPB to sign a memorandum of understanding to address these deficiencies. While SPB believes that these concerns have been addressed at this time, the failure of a financial institution, such as SPB, to take appropriate action to address Y2K issues may result in enforcement actions. These actions could have a material adverse effect on SPB, result in the imposition of civil money penalties, result in the delay (or receipt of an unfavorable or critical evaluation of management) of applications seeking to acquire other entities or otherwise expand the institution's activities or, in the case of serious and continuing deficiencies, result in SPB's being placed into conservatorship or receivership.

     SPB's, IBC's and FMC's credit risk associated with its borrowers may increase as a result of problems such borrowers may have resolving their own Y2K issues. Although it is not possible to evaluate the magnitude of any potential increased credit risk at this time, the impact of the Y2K issue on borrowers could result in increases in SPB's, IBC's, FMC's problem loans and leases and credit losses in future years.

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